Exhibit 99.1

M/I Homes Reports
2018 Third Quarter Results

Columbus, Ohio (October 24, 2018) - M/I Homes, Inc. (NYSE:MHO) announced results for the three and nine months ended September 30, 2018.

2018 Third Quarter Highlights:

•	New contracts increased 6% to a third quarter record 1,302 contracts

•	Backlog sales value increased 25% to a third quarter record of $1.1 billion, and backlog units increased 20% to 2,846

•	Revenue increased 19% to a third quarter record of $568 million

•	Homes delivered increased 13% to a third quarter record 1,422 homes

•	Net income increased by 31% to a third quarter record of $29.3 million from
$22.3 million in 2017

•	Diluted earnings per share increased 58% to $1.01 from $0.64 in 2017, which included a $2.3 million equity adjustment due to the redemption of preferred shares

•	Shareholders’ equity reached an all-time record of $835 million, a 16% increase from a year ago, with book value per share of $29.69

For the third quarter of 2018, the Company reported net income of $29.3 million, or $1.01 per diluted share. This compares to net income of $22.3 million, or $0.64 per diluted share, for the third quarter of 2017. The third quarter of 2018 included a $0.7 million pre-tax purchase accounting charge ($0.02 per diluted share) related to our acquisition of Pinnacle Homes in Detroit, Michigan in the first quarter of 2018. The third quarter of 2017 included a $2.3 million after-tax equity adjustment ($0.07 per diluted share) related to the redemption of preferred shares in that period. For the nine months ended September 30, 2018, the Company reported net income to common shareholders of $75.3 million, or $2.56 per diluted share, compared to $50.3 million, or $1.73 per diluted share, for the same period of 2017. Year-to-date in 2018, the Company incurred $6.2 million of pre-tax acquisition-related charges ($0.16 per diluted share) and, in the same nine-month period in 2017, incurred $8.5 million ($0.18 per diluted share) for pre-tax stucco-related repair costs in certain of our Florida communities. Exclusive of these charges in both periods and the equity adjustment charge in 2017, year-to-date adjusted net income to common shareholders was $79.9 million in 2018 compared to $58.0 million in 2017’s same period, a 38% increase.

Homes delivered in 2018's third quarter reached a third quarter record of 1,422, increasing 13% from the 1,256 deliveries in 2017’s third quarter. Homes delivered for the nine months ended September 30, 2018 increased 13% to 3,953 from 2017's deliveries of 3,505. New contracts for 2018's third quarter were 1,302, an increase of 6% over 2017's third quarter. For the first nine months of 2018, new contracts increased 15% to a record 4,672 from 4,079 in 2017. Homes in backlog increased 20% at September 30, 2018 to 2,846 units, with a sales value record of $1.1 billion (a 25% increase over last year’s third quarter), and an average sale price of $401,000. At September 30, 2017, the sales value of homes in backlog was $912 million, with an average sale price of $383,000 and backlog units of 2,378. M/I Homes had 212 active communities at September 30, 2018 compared to 179 at September 30, 2017. The Company's cancellation rate was 16% in the third quarter of 2018 and 15% in 2017.

Robert H. Schottenstein, Chief Executive Officer and President, commented, “We reported another strong quarter highlighted by all-time third quarter records for new contracts, homes delivered, revenue, and net income. Our backlog sales value reached $1.1 billion - a record for our third quarter and a 25% increase over 2017’s third quarter. We delivered 1,422 homes in the third quarter, a 13% increase over last year, and our pre-tax income improved by 14% reaching a third quarter record of $39.5 million. We are particularly pleased that our adjusted gross margin improved 50 basis points from the second quarter, to 20.5%, and our overhead expense ratio improved 40 basis points from last year’s third quarter to 12.7%. Our growth in pre-tax income, combined with a lower tax rate, resulted in a 31% increase in net income from $22.3 million in last year’s third quarter to a third quarter record of $29.3 million in 2018.”

Mr. Schottenstein continued, “Our financial condition remains strong. We ended the third quarter with record-high shareholders’ equity of $835 million, an increase of 16% from 2017’s third quarter, book value per share of $29.69, and a homebuilding debt to capital ratio of 48%. During the quarter, we also repurchased 437,490 of our common shares. As we begin the final quarter of 2018, we remain well positioned to have another solid year of steady growth and improved financial performance.”

The Company will broadcast live its earnings conference call today at 4:00 p.m. Eastern Time. To listen to the call live, log on to the M/I Homes’ website at mihomes.com, click on the “Investors” section of the site, and select “Listen to the Conference Call.” A replay of the call will continue to be available on our website through October 2019.

M/I Homes, Inc. is one of the nation’s leading builders of single-family homes, having sold over 110,000 homes. The Company’s homes are marketed and sold primarily under the trade names M/I Homes and Showcase Collection (exclusively by M/I Homes), and also currently are sold under the name Hans Hagen Homes in the Minneapolis/St. Paul, Minnesota market and Pinnacle Homes in the Detroit, Michigan market. The Company has homebuilding operations in Columbus and Cincinnati, Ohio; Indianapolis, Indiana; Chicago, Illinois; Minneapolis/St. Paul, Minnesota; Detroit, Michigan; Tampa, Sarasota and Orlando, Florida; Austin, Dallas/Fort Worth, Houston and San Antonio, Texas; Charlotte and Raleigh, North Carolina; and the Virginia and Maryland suburbs of Washington, D.C.

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “targets,” “envisions”, “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements involve a number of risks and uncertainties. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those in such forward-looking statements as a result of various factors, including, without limitation, factors relating to the economic environment, interest rates, availability of resources, competition, market concentration, land development activities, integration of acquisitions, construction defects, product liability and warranty claims and various governmental rules and regulations, as more fully discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. We undertake no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.

Contact M/I Homes, Inc.
Kevin C. Hake, Senior Vice President, Treasurer, (614) 418-8227
Ann Marie W. Hunker, Vice President, Controller, (614) 418-8225

M/I Homes, Inc. and Subsidiaries
Summary Statement of Income (Unaudited)
(Dollars and shares in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
New contracts	1,302	1,225	4,672	4,079
Average community count	211	183	204	182
Cancellation rate	16%	15%	14%	14%
Backlog units			2,846	2,378
Backlog sales value			$1,140,037	$911,657
Homes delivered	1,422	1,256	3,953	3,505
Average home closing price	$390	$366	$384	$368

Homebuilding revenue:
Housing revenue	$554,820	$459,342	$1,518,278	$1,289,893
Land revenue	829	5,318	6,424	12,438
Total homebuilding revenue	$555,649	$464,660	$1,524,702	$1,302,331

Financial services revenue	12,193	11,763	39,095	37,938
Total revenue	$567,842	$476,423	$1,563,797	$1,340,269

Cost of sales - operations	451,337	374,673	1,245,518	1,054,052
Cost of sales - purchase accounting adjustments	692	—	4,549	—
Cost of sales - stucco-related charges	—	—	—	8,500
Gross margin	$115,813	$101,750	$313,730	$277,717
General and administrative expense	36,897	31,337	99,514	89,209
Selling expense	35,054	31,136	100,708	88,666
Operating income	$43,862	$39,277	$113,508	$99,842
Acquisition and integration costs	—	—	1,700	—
Equity in income from joint venture arrangements	(44)	(71)	(268)	(198)
Interest expense	4,426	4,675	15,192	13,847
Income before income taxes	$39,480	$34,673	$96,884	$86,193
Provision for income taxes	10,198	12,346	21,628	29,994
Net income	$29,282	$22,327	$75,256	$56,199
Excess of fair value over book value of preferred shares subject to redemption	—	2,257	—	2,257
Preferred dividends	—	1,218	—	3,656
Net income to common shareholders	$29,282	$18,852	$75,256	$50,286

Earnings per share:
Basic	$1.03	$0.74	$2.65	$2.00
Diluted	$1.01	$0.64	$2.56	$1.73

Weighted average shares outstanding:
Basic	28,469	25,581	28,389	25,106
Diluted	28,906	30,675	29,511	30,539

M/I Homes, Inc. and Subsidiaries
Summary Balance Sheet and Other Information (unaudited)
(Dollars in thousands, except per share amounts)

	As of
	September 30,
	2018	2017
Assets:
Total cash, cash equivalents and restricted cash(1)	$36,360	$103,636
Mortgage loans held for sale	115,189	91,987
Inventory:
Lots, land and land development	754,322	663,170
Land held for sale	14,312	12,330
Homes under construction	831,129	645,816
Other inventory	151,762	134,493
Total Inventory	$1,751,525	$1,455,809

Property and equipment - net	28,691	25,320
Investments in joint venture arrangements	24,568	22,981
Goodwill	16,400	—
Deferred income tax asset	16,925	29,569
Other assets	68,677	55,393
Total Assets	$2,058,335	$1,784,695

Liabilities:
Debt - Homebuilding Operations:
Senior notes due 2021 - net	$297,608	$296,505
Senior notes due 2025 - net	246,441	245,958
Convertible senior subordinated notes due 2018 - net	—	85,955
Notes payable - homebuilding	222,700	—
Notes payable - other	8,838	4,057
Total Debt - Homebuilding Operations	$775,587	$632,475

Preferred shares subject to redemption	—	50,420
Notes payable bank - financial services operations	104,026	91,275
Total Debt	$879,613	$774,170

Accounts payable	148,421	120,598
Other liabilities	195,097	166,954
Total Liabilities	$1,223,131	$1,061,722

Shareholders’ Equity	835,204	722,973
Total Liabilities and Shareholders’ Equity	$2,058,335	$1,784,695

Book value per common share	$29.69	$26.27
Homebuilding debt / capital ratio(2)	48%	47%

(1)	Includes $0.9 million and $0.7 million of restricted cash and cash held in escrow for the quarters ended September 30, 2018 and 2017, respectively.

(2)
The ratio of homebuilding debt to capital is calculated as the carrying value of our homebuilding debt outstanding divided by the sum of the carrying value of our homebuilding debt outstanding plus shareholders’ equity.

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Cash used in operating activities	$(54,194)	$(26,705)	$(73,895)	$(66,025)
Cash used in investing activities	$(17,417)	$(6,022)	$(121,526)	$(5,065)
Cash provided by financing activities	$40,154	$106,423	$80,078	$140,285

Land/lot purchases	$81,222	$65,511	$256,498	$250,141
Land development spending	$63,680	$53,755	$152,256	$137,019
Land sale revenue	$829	$5,318	$6,424	$12,438
Land sale gross profit	$66	$365	$552	$883

Financial services pre-tax income	$4,846	$5,231	$18,860	$19,988

M/I Homes, Inc. and Subsidiaries
Non-GAAP Financial Results (1)
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net income	$29,282	$22,327	$75,256	$56,199
Add:
Provision for income taxes	10,198	12,346	21,628	29,994
Interest expense net of interest income	3,516	4,003	12,765	11,719
Interest amortized to cost of sales	6,278	4,988	17,345	13,597
Depreciation and amortization	3,650	3,633	10,754	10,499
Non-cash charges	1,041	1,468	3,771	4,034
Adjusted EBITDA	$53,965	$48,765	$141,519	$126,042

M/I Homes, Inc. and Subsidiaries
Non-GAAP Reconciliation (1)
(Dollars and shares in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Income before income taxes	$39,480	$34,673	$96,884	$86,193
Add: Purchase accounting adjustments	692	—	4,549	—
Add: Acquisition and integration costs	—	—	1,700	—
Add: Stucco-related charges	—	—	—	8,500
Adjusted income before income taxes	$40,172	$34,673	$103,133	$94,693

Net income to common shareholders	$29,282	$18,852	$75,256	$50,286
Add: Purchase accounting adjustments - net of tax	512	—	3,366	—
Add: Acquisition and integrations costs - net of tax	—	—	1,258	—
Add: Excess of fair value over book value of preferred shares subject to redemption	—	2,257	—	2,257
Add: Stucco-related charges - net of tax	—	—	—	5,440
Adjusted net income to common shareholders	$29,794	$21,109	$79,880	$57,983

Purchase accounting adjustments - net of tax	$512	$—	$3,366	$—
Divided by: Diluted weighted average shares outstanding	28,906	30,675	29,511	30,539
Diluted earnings per share related to purchase accounting adjustments	$0.02	$—	$0.12	$—

Acquisition and integration costs - net of tax	$—	$—	$1,258	$—
Divided by: Diluted weighted average shares outstanding	28,906	30,675	29,511	30,539
Diluted earnings per share related to acquisition and integration costs	$—	$—	$0.04	$—

Stucco-related charges - net of tax	$—	$—	$—	$5,440
Divided by: Diluted weighted average shares outstanding	28,906	30,675	29,511	30,539
Diluted earnings per share related to stucco-related charges	$—	$—	$—	$0.18

Excess of fair value over book value of preferred shares subject to redemption	$—	$2,257	$—	$2,257
Divided by: Diluted weighted average shares outstanding	28,906	30,675	29,511	30,539
Diluted earnings per share related to preferred dividends	$—	$0.07	$—	$0.07

Add: Diluted earnings per share	1.01	0.64	2.56	1.73
Adjusted diluted earnings per share	$1.03	$0.71	$2.72	$1.98

(1)
We believe these non-GAAP financial measures are relevant and useful to investors in understanding our operations, and may be helpful in comparing us with other companies in the homebuilding industry to the extent they provide similar information. These non-GAAP financial measures should be used to supplement our GAAP results in order to provide a greater understanding of the factors and trends affecting our operations.

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data

NEW CONTRACTS
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
			%			%
Region	2018	2017	Change	2018	2017	Change
Midwest	537	458	17%	1,891	1,545	22%
Southern	597	583	2%	2,147	1,798	19%
Mid-Atlantic	168	184	(9)%	634	736	(14)%
Total	1,302	1,225	6%	4,672	4,079	15%

HOMES DELIVERED
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
			%			%
Region	2018	2017	Change	2018	2017	Change
Midwest	583	461	26%	1,548	1,277	21%
Southern	612	520	18%	1,819	1,459	25%
Mid-Atlantic	227	275	(17)%	586	769	(24)%
Total	1,422	1,256	13%	3,953	3,505	13%

BACKLOG
	September 30, 2018			September 30, 2017
		Dollars	Average		Dollars	Average
Region	Units	(millions)	Sales Price	Units	(millions)	Sales Price
Midwest	1,284	$549	$427,000	1,025	$416	$406,000
Southern	1,236	$454	$367,000	1,013	$360	$355,000
Mid-Atlantic	326	$137	$421,000	340	$136	$399,000
Total	2,846	$1,140	$401,000	2,378	$912	$383,000

LAND POSITION SUMMARY
	September 30, 2018			September 30, 2017
	Lots	Lots Under		Lots	Lots Under
Region	Owned	Contract	Total	Owned	Contract	Total
Midwest	5,561	6,921	12,482	4,622	4,947	9,569
Southern	6,288	6,023	12,311	5,081	7,688	12,769
Mid-Atlantic	1,931	2,881	4,812	1,746	2,779	4,525
Total	13,780	15,825	29,605	11,449	15,414	26,863